Exhibit 3.2

THIRD AMENDED AND RESTATED
BYLAWS
OF
VERITEX HOLDINGS, INC.

ARTICLE I
Identification

1.01                        Name.  The name of the Corporation (herein so called) is “Veritex Holdings, Inc.”

1.02                        Registered Office and Registered Agent.  The registered agent and office of the Corporation shall be as designated by the Board of Directors (herein so called) from time to time pursuant to applicable law.

ARTICLE II
Capital Stock

2.01                        Certificates Representing Shares of Capital Stock.  Every holder of stock in the Corporation shall be entitled to have a certificate, in the form determined by the Board of Directors, signed by, or in the name of the Corporation by, the President and the Treasurer or the Secretary (the offices of the Corporation with the first letter capitalized as hereinabove set forth are herein so called) of the Corporation, certifying the number of shares owned by him in the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on its face the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. If the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of issue.

2.02                        Issuance of Shares.  The shares of stock with par value (both treasury and authorized but unissued) may be issued for such consideration, having a value not less than the par value thereof, and to such persons, as is determined from time to time by the Board of Directors. The Corporation may not issue any of its shares until the full amount of the consideration therefor has been paid.

2.03                        Payment for Shares.

(a)                                 Kind. The consideration for the issuance of shares shall consist of money paid, labor done, or property actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

(b)                                 Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

(c)                                  Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

(d)                                 Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with applicable law, between stated capital and capital surplus accounts.

2.04                        Lost, Stolen or Destroyed Certificates.  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond(s) of indemnity.

2.05                        Registration of Transfer of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

2.06                        Registered Owner.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to vote as such owner, to receive notices and dividends, and otherwise to exercise all the rights and powers of a shareholder. The Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the applicable laws of the State of Texas.

2.07                        Record Dates.  In order that the Corporation may determine the shareholders entitled to notice of, or to vote, at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days nor less than ten (10) days prior to any other action.

2.08                        Voting Rights of Fiduciaries and Pledged Stock.  Trustees holding stock in a fiduciary capacity shall be entitled to vote the shares so held if such shares have been transferred into their names as trustees. Persons whose stock is pledged shall be entitled to vote, unless the stock has been transferred on the books of the Corporation into the name of the pledgee, in which case only the pledgee, or his proxy, may represent such stock and vote the shares so held.

2.09                        Preemptive Rights.

(a)                                 Generally.  Until the consummation of a Public Offering, holders of Common Stock of the Corporation holding shares representing one percent (1%) or more of the then outstanding and issued shares of the Common Stock of the Corporation (such holders, “Eligible Holders”) shall have preemptive rights solely to the extent set forth in this Section 2.09 (and, for the avoidance of doubt, shall not have such preemptive rights following the consummation of a Public Offering). All other holders of the capital stock of the Corporation shall not have preemptive rights unless, and then only to the extent that, the Board of Directors shall determine to grant such rights in connection with any future issuance of preferred stock. For purposes of this Section 2.09, “Public Offering” means a public offering of interests in the Corporation to the general public through one or more registration statements filed with the Securities and Exchange Commission under the Securities Act of1933, as amended.

(b)                                 Notice of Intended Issuances.  If the Corporation proposes to issue any shares of capital stock of the Corporation (a “New Issuance”), the Corporation shall provide written notice to Eligible Holders of such proposed New Issuance no later than twenty (20) business days prior to the anticipated issuance date (the “Preemptive Rights Notice”). Each Eligible Holder shall have the right to purchase for cash up to his, her or its respective pro rata portion of the securities comprising the New Issuance (which pro rata portion shall be, with respect to any Eligible Holder as of the date of determination, a ratio obtained by dividing (a) the total number of shares of common stock held by such Eligible Holder as of such date of determination by (b) the total number of shares of common stock held by all Eligible Holders as of such date of determination, at the price and on the same terms and conditions and at the same time as the New Issuance. The Preemptive Rights Notice shall set forth all material terms and conditions of the New Issuance, including the number of shares of capital stock of the Corporation proposed to be issued, the issue price and the maximum number of shares that each Eligible Holder to whom the Preemptive Rights Notice is delivered may purchase in the New Issuance pursuant to the immediately preceding sentence.

(c)                                  Exercise of Preemptive Right.  A Eligible Holder may elect to participate in the New Issuance to the extent described in Section 2.09(b) by delivering an irrevocable written notice to the Corporation by the date specified by the Corporation in the Preemptive Rights Notice (which shall be no later than five(5) business days before the anticipated date of the New Issuance), setting forth the number of shares he, she or it wishes to purchase in the New Issuance up to his, her or its pro rata portion of the New Issuance and further specifying whether or not such Eligible Holder desires to purchase more than his, her or its pro rata portion of the New Issuance; provided, however, that in order to exercise rights under this section (“Preemptive Rights”), such Eligible Holder must (x) represent and warrant to the Corporation that such Eligible Holder qualifies as an “accredited investor” as defined by Rule 501 of Regulation D under the Securities Act of 1933, as amended, or a “qualified institutional buyer” as defined in Rule I 44A under the Securities Act of 1933, as amended (or meets a relevant successor standard) and (y) execute all customary transaction documentation in connection with such New Issuance on the same terms as any other participant in the New Issuance (including any third party); and provided, further, that in the event that the Corporation is issuing more than one type or class of securities in connection with such New Issuance, each Eligible Holder participating in such issuance shall be required to acquire the same percentage of all such types and classes of securities. If any Eligible Holder elects not to purchase a pro rata portion of the New Issuance, the Corporation shall allocate any remaining amount among those Eligible Holders, on a pro rata basis, who have indicated in their notice to the Corporation a desire to purchase a portion of the New Issuance in excess of their respective pro rata portions.

(d)                                 Completion of New Issuance.  In the event the Eligible Holders agree to purchase all of the New Issuance, the closing of the acceptances of the Preemptive Rights by such electing Eligible Holders shall be consummated as promptly as practicable, but in any event within thirty (30) days after the anticipated date of the New Issuance (subject to extension for any required consent or approval by any governmental authority). In the event that the Eligible Holders do not agree to purchase all of the New Issuance, then the corporation shall have the right, but not the obligation, to issue the securities that the Eligible Holders did not elect to purchase on terms and conditions in the aggregate no more favorable to the other offeree(s) than those set forth in the Preemptive Rights Notice, pursuant to one or more definitive agreements. The closing of the acceptances of the Preemptive Rights shall take place at the same time as the closing(s) under such definitive agreements, which in any event shall occur within sixty (60) days after the anticipated date of the New Issuance. In the event that the New Issuance is not consummated within the time frames described above, as applicable, then the Corporation’s right to consummate such New Issuance shall expire and the Corporation shall be required to comply with the procedures set forth in this Section 2.09 prior to any subsequent New Issuance. At the consummation of any New Issuance, the Corporation shall issue certificates or instruments representing the securities to be purchased by each Eligible Holder exercising Preemptive Rights registered in the name of such Eligible Holder (or of such Eligible Holder’s designee that is an affiliate of such Eligible Holder), promptly following payment by such Eligible Holder of the purchase price for such exercise in accordance with the terms and conditions as specified in the Preemptive Rights Notice.

(e)                                  Exempt Issuances.  Notwithstanding anything to the contrary herein, no Eligible Holder shall have any Preemptive Rights in connection with any issuance of capital stock of the Corporation (including common stock) or other equity interests of the Corporation or securities convertible into shares of capital stock or other equity interests in the Corporation or any of its subsidiaries: (1) to management, employees, officers, directors or consultants of the Corporation or any of its subsidiaries pursuant to incentive programs or plans approved by the Board of Directors (including any such programs or plans in existence on the date hereof and including inducement grants to prospective management, employees, officers or Directors); (2) by the Corporation or any of its subsidiaries to a third party as consideration in connection with (x) an acquisition or strategic business combination approved by the Board of Directors or (y) an investment by the Corporation or its subsidiaries approved by the Board of Directors in any party that is not prior to such transaction an affiliate of the Corporation or any shareholder (whether by merger, consolidation, stock swap, sale of assets or securities, or othe1wise); (3) by the Corporation in a Public Offering (including any equity interests in an entity holding equity interests in the Corporation); (4) upon the exercise, conversion or exchange of options, warrants or other convertible securities; (5) in connection with any stock split, stock dividend paid on proportionate basis to all holders of the affected class of capital stock or recapitalization; (6) in connection with the purchase and sale transactions contemplated by the Stock Subscription Agreements, executed in connection with the Private Offering Memorandum dated March 11, 2010, by and between the Corporation and the purchasers of common stock listed therein (the “Subscription Agreements”); or (7) in connection with the Corporation’s participation in the United

States Department of the Treasury’s Small Business Lending Fund as approved by the Board of Directors.

ARTICLE III
Meetings of Shareholders

3.01                        Annual Meetings.  Annual meetings of shareholders, shall be held at such date, time and place either within or without the State of Texas as may be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the shareholders annual meeting, the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

3.02                        Notice of Annual Meetings.  Printed or written notice of each annual meeting shall be given, which shall state the place, date and time of the meeting. The notice shall be delivered either personally or by mail, to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to a shareholder at his address as it shall appear on the stock transfer books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be given when mailed as above stated to the address designated in such request.

3.03                        Special Meetings.  Special meetings of the shareholders for any proper purpose or purposes may be called at any time by the Board of Directors, the Chairman or the President, to be held on such date, and at such time and place within or without the State of Texas as the Board of Directors, the Chairman or the President, whichever has called the meeting, shall direct. A special meeting of the shareholders shall be called by the Chairman, the President, or the Secretary at the request in writing of shareholders owning not less than ten percent (10%) of all shares of capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the Chairman, the President, or the Secretary.

3.04                        Notice of Special Meetings.  Printed or written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given, either personally or by mail, by or at the direction of the Chairman, the President, the Secretary or any other officer calling the meeting, to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail as provided in Section 3.02 hereof.

3.05                        Business at Special Meetings. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of said meeting.

3.06                        Voting List.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least eleven (11) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list, for a period of at least ten (10) days prior to the meeting, shall be kept on file at the registered office or the principal place of business of the Corporation and shall be open to the examination of any shareholder, during ordinary business hours. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

3.07                        Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Formation (herein so called) of the Corporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

3.08                        Act of Shareholders at a Meeting.  When a quorum is present at any meeting, unless cumulative voting is provided for in the Certificate of Formation, directors shall be elected by a plurality of the votes cast at the election, and except where otherwise provided by law, the Certificate of Formation or these Bylaws all other questions shall be determined by a majority of the votes cast on such question.

3.09                        Voting of Shares.  Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Certificate of Formation, or permitted by the rules of any stock exchange on which the Corporation’s shares are listed and traded, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his name on the books of the Corporation. Such votes may be cast in person or by proxy as provided in Section 3.13.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the shareholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

3.10                        Action without a Meeting.  Any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if (a) a consent or consents in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock entitled to vote with respect to the subject matter thereof, which such consent shall have the same force and effect as a unanimous vote at a meeting, or (b) if provided for by the Certificate of Formation, a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

3.11                        Adjournments.  In the absence of a quorum at any annual or special meeting, a majority in interest of the shareholders entitled to vote, present in person or by proxy, or if no shareholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present.

3.12                        Voting Inspectors.  The Board of Directors may appoint voting inspectors to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of shareholders. If no such appointment shall be made, or if any of the inspectors so appointed shall fail to attend, or refuse to attend or be unable to serve, then such appointment shall be made by the presiding officer at any shareholder meeting.

3.13                        Proxies.  Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include facsimile or other electronic means) by the shareholder himself or by his duly authorized attorney. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. No such proxy shall be voted or acted upon after eleven (11) months from its execution date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

3.14                        Conduct of Business.  The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the shareholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

ARTICLE IV
Board of Directors

4.01                        Powers.  The business of the Corporation shall be managed by, or under the direction of, its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the shareholders by applicable statute, or by the Certificate of Formation, or by these Bylaws. Unless otherwise restricted by the Certificate of Formation or by these Bylaws, the Board of Directors may hold its meetings, and have an office or offices, outside of the State of Texas.

4.02                        Number and Qualifications.

(a)                                 The number which shall constitute the entire Board of Directors shall not be less than seven (7) and shall not be more than nine (9); provided, the number which shall constitute the entire Board of Directors may be increased to no more than eleven (11) if 75% or more of the members of the Board of Directors consent thereto and such increase in the number is made in connection with a merger and/or acquisition involving the Corporation and/or its subsidiaries to allow for the appointment of a person(s) to fill the newly created position who is associated with a party to the transaction.

(b)                                 The directors need not be shareholders, nor residents of the State of Texas.

4.03                        Election and Term of Office.  At the annual meeting of shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director (whether elected at an annual meeting or to fill a vacancy, or otherwise, as hereinafter provided) shall continue in office until his successor shall have been elected and qualified or until his earlier death, resignation or removal.

4.04                        Resignation.  Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one (1) of the above named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.05                        Removal.  At any special meeting of the shareholders, duly called as provided in these Bylaws, any director may, by the affirmative vote of the holders of four fifths (4/5) of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office for cause. At such meeting a successor or successors may be elected, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 4.06.

4.06                        Vacancies and Additional Directorships.

(a)                                 If any vacancy shall occur among the directors by reason of death, resignation, removal or otherwise, the directors then in office shall continue to act and may fill any such vacancies by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director.

(b)                                 A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office or, if elected to fill a vacancy created by an increase in the number of directorships, until the next annual meeting of shareholders.

4.07                        Compensation.  By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and non-executive directors may receive such reasonable compensation for their services as directors, in amounts which shall, from time to time, be determined by the Board of Directors, whether in the form of a stated salary as director or a fixed fee for attendance at each meeting of the Board of Directors and any committees thereof. Members of special or standing committees may be allowed like compensation for serving on committees of the Board of Directors.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

4.08                        Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading.  Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Each committee shall keep regular minutes and report to the Board of Directors when required.  The resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee consistent with these Bylaws.

4.09                        Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE V
Meetings of Board of Directors

5.01                        Place.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Texas.

5.02                        First Meeting.  The first meeting of each newly elected Board of Directors shall be held immediately after their election by the shareholders or at such time and place as shall be specified in a notice given as provided in Section 5.04 for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

5.03                        Regular Meetings.  The Board of Directors shall by resolution provide for the holding of regular meetings and give the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be given to each director by (i) mailing written notice not less than five (5) days before the meeting or (ii) transmission by facsimile or other electronic means not less than seventy-two (72) hours before the meeting.

5.04                        Special Meetings.  Special meetings of the Board of Directors may be held upon notice to each director at his residence or usual place of business by (i) mailing written notice not less than five (5) days before the meeting or (ii) transmission by facsimile or other electronic means not less than seventy-two (72) hours before the meeting, upon the call of the Chairman, the President, or any two or more directors at any place within or without the State of Texas. Special meetings shall be called by the President or Secretary of the Corporation in like manner and on like notice on the written request of two (2) directors. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice whether before or after the time of the meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

5.05                        Procedure.  The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute books of the Corporation.

5.06                        Quorum; Act of Directors’ at a Meeting.

(a)                                 At all meetings of the Board of Directors, such number of directors as represents at least a majority of all directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless the act of a greater number is specifically required by applicable law, the Certificate of Formation, or these Bylaws.

(b)                                 If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

5.07                        Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors, Such consent shall have the same force and effect as a unanimous vote at a meeting.

5.08                        Telephone Meeting.  Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.09                        Conduct of Business.  At any duly called meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. Meetings of the Board of Directors shall be presided over by the Chairman, if any, or in the absence of the Chairman by the President, or in their absence by a chairman chosen at the meeting. The Corporation shall provide each director with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors concurrently as such materials are provided to the other members.

ARTICLE VI
Notices

6.01                        Methods of Giving Notice.  Whenever by applicable law, the Certificate of Formation, these Bylaws, or otherwise, notice is required to be given to any director, committee member, or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing by mail, addressed to such director, committee member, or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, or in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be deposited in the United States mails or in the mails of any foreign country.

6.02                        Waiver of Notice.  Whenever by applicable law, the Certificate of Formation, these Bylaws, or otherwise, notice is required to be given to any director, committee member, or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed to be equivalent to the giving of such notice.

6.03                        Attendance as Waiver.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

6.04                        Purpose of Meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee, need be specified in any written waiver of notice unless so required by applicable law, the Certificate of Formation, or these Bylaws.

ARTICLE VII
Officers and Agents

7.01                        Number and Qualification.  The officers of the Corporation shall be a President and a Secretary, elected by the Board of Directors, and such other officers and agents as may be appointed in accordance with the provisions of these Bylaws. No officer or agent need be a shareholder, a director, or a resident of the State of Texas. Any two (2) or more offices may be held by the same person unless prohibited by applicable statute.

7.02                        Election and Term.  Each officer shall be elected by the Board of Directors. Each such officer (whether elected at the first meeting of the Board of Directors after the annual meeting of shareholders or to fill a vacancy or otherwise) shall hold his office until his successor shall have been elected and qualified, or until his earlier death, resignation, or removal.

7.03                        Other Officers and Agents.  The Board of Directors from time to time may appoint a Chairman of the Board of Directors, Vice Presidents, a Treasurer, or other officers or agents, to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

7.04                        Authority.  Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors.

7.05                        Resignation.  Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one (1) of the above named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

7.06                        Removal.  The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected by the Board of Directors or the President or any other officer of the Corporation may be removed, with or without cause, by the Board of Directors. Any officers appointed by the President or any other officer of the Corporation may also be removed from such officer positions by the President or such other officer, with or without cause.

7.07                        Vacancies.  Any vacancy occurring in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term of office in the manner prescribed by these Bylaws for regular election or appointment to such office.

7.08                        Compensation.  The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of these Bylaws. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

7.09                        Surety Bonds. If required by the Board of Directors, any officer so required shall give the Corporation a bond (which shall be renewed as the Board of Directors may require) in such sum, and with such surety or sureties, as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

ARTICLE VIII
Special Corporate Acts and Execution of Instruments

8.01                        Execution of Instruments.  The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

8.02                        Borrowing.  No loans or advances shall be obtained by or contracted for, by or on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless, and except as, authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities, and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

8.03                        Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such banks or other depositories as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

8.04                        Checks and Drafts.  All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

8.05                        Proxies.  Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or by any other person or persons thereunto authorized by the Board of Directors.

ARTICLE IX
General Provisions

9.01                        Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Formation with regard thereto, if any, may be declared by the Board of Directors pursuant to applicable law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Formation. If any dividend is to be paid in shares of the Corporation’s theretofore unissued capital stock, the Board of Directors shall, by resolution, direct that there be transferred from surplus to the capital account in respect of such shares an amount which is not less than the aggregate par value of par value shares being declared as a dividend and, in the case of shares without par value being declared as a dividend, such amount as shall be determined by the Board of Directors. No transfer from surplus to capital shall be necessary if shares are being distributed by the Corporation pursuant to a split-up or division of its stock rather than as payment of a dividend declared payable in stock of the Corporation.

9.02                        Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its sole and absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

9.03                        Books and Records.  The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors, and committees, if any, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, both past and current, giving the names and addresses of all shareholders and the number and class of shares held by each.

9.04                        Fiscal Year.  The fiscal year may be changed from time to time by resolution of the Board of Directors. Until a resolution of the Directors is adopted fixing another fiscal year, the fiscal year of the Corporation shall end on December 31 of each year.

9.05                        Construction.  Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a)                                 The remainder of these Bylaws shall be considered valid and operative; and

(b)                                 Effect shall be given to the intent manifested by the portion held invalid or inoperative.

9.06                        Table of Contents and Headings.  The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

9.07                        Relation of Bylaws to Certificate of Formation.  These Bylaws are subject to, and governed by, the Certificate of Formation.

9.08                        Loans to Directors.  Officers and Employees. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any employee of the Corporation, or any director or officer of the Corporation, whenever, in the judgment of the Board of Directors, such loan, guaranty, or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of stock of the Corporation.

9.09                        Counterparts; Facsimile.  In the event any agreement, consent, instrument or writing is required to be executed by, or delivered to, a shareholder or a director, such agreement, consent, instrument or writing may be executed in one or more counterparts, one or more of which may be transmitted by facsimile or other means of electronic transmission, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

9.10                        Forum For Adjudication of Certain Disputes.  Unless the Corporation consents in writing to the selection of an alternative forum, Dallas County in the State of Texas shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation arising pursuant to any provision of the Texas Business Organizations Code (“TBOC”) or the Corporation’s Certificate of Formation or Bylaws, or (d) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation governed by the internal affairs doctrine of the State of Texas.  Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.10.

ARTICLE X
Indemnification; Insurance

10.01                 Indemnification of Directors and Former Directors.  Each person who was or is a respondent or defendant or is threatened to be made a respondent or defendant, or testifies or otherwise participates, in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding (any of the foregoing hereinafter called a “proceeding”), whether or not by or in the right of the Corporation, because such person is or was a director of the Corporation or, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent or similar functionary (a “representative”) of another foreign or domestic corporation, limited or general partnership, limited liability company, business trust, real estate investment trust, joint venture, joint stock company, cooperative, association, bank, insurance company, credit union, association, proprietorship, trust, employee benefit plan, other enterprise or other organization (each, an “organization”) (hereinafter a “Covered Director”) shall be indemnified by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments (including arbitration awards), court costs, penalties, excise and similar taxes, fines, settlements, reasonable attorneys’ fees and other reasonable expenses (all of the foregoing hereinafter referred to as “expenses”) actually incurred by such person in connection with such proceeding and such right to indemnification shall continue as to a person who has ceased to be a director or representative and shall inure to the benefit of his or her heirs, executors and administrators. It is expressly acknowledged that the indemnification provided in this ARTICLE X could involve indemnification for negligence or under theories of strict liability.

10.02                 Indemnification of Officers and Former Officers.  The Corporation shall indemnify each person who was or is a respondent or defendant or threatened to be made a respondent or defendant, or testifies or otherwise participates, in any proceeding, whether or not by or in the right of the Corporation, because such person is or was an officer of the Corporation or, while an officer of the Corporation, is or was serving at the request of the Corporation as a representative of another organization (hereinafter a “Covered Officer” and together with a Covered Director, a “Covered Person”), to the same extent that the Corporation may indemnify and advance expenses to a director of the Corporation under the TBOC, and such right to indemnification shall continue as to a person who has ceased to be an officer or representative and shall inure to the benefit of his or her heirs, executors and administrators.

10.03                 Right to Advancement of Expenses.  In addition to the right to indemnification conferred in Section 10.01 or Section 10.02, as the case may be, a Covered Person shall also have the right to be paid or reimbursed by the Corporation the reasonable expenses incurred in defending, testifying or otherwise participating in any such proceeding, in advance of the final disposition of the proceeding (hereinafter an “advancement of expenses”) and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that, an advancement of expenses incurred by a Covered Person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such person of such person’s good faith belief that he or she has met the standard of conduct necessary for indemnification under the TBOC and a written undertaking (hereinafter an “undertaking”), by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that the Covered Person has not met that standard or that indemnification of the Covered Person against expenses incurred by such person in connection with that proceeding is prohibited by the TBOC.

10.04                 Right of Indemnitee to Bring Suit.  If a claim under Section 10.01, Section 10.02 or Section 10.03 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Covered Person has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, special legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, special legal counsel, or its shareholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE X or otherwise shall be on the Corporation.

10.05                 Indemnification of Other Persons.  This ARTICLE X shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any person who is or was serving at the request of the Corporation as a representative of another organization to the same extent that it may indemnify and advance expenses to Covered Persons under this ARTICLE X and to any such further extent as may be authorized or permitted by law.

10.06                 Non-Exclusivity of Rights.  The rights provided to a Covered Person pursuant to this ARTICLE X shall not be exclusive of any other right which any such person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Formation or these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

10.07                 Insurance and Other Arrangements.  The Corporation may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance (including a contract to indemnify), secure its indemnity obligation by grant of a security interest or other lien on assets of the Corporation, establish a letter of credit guaranty or security arrangement, or establish and maintain any other arrangement (any of the foregoing hereinafter called an “arrangement”) on behalf of any person who is or was serving as a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a representative of another organization against any liability asserted against such person and incurred by such person in such a capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify such person against such liability. If the insurance or other arrangement involves self-insurance or is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if the insurance or arrangement has been approved by the shareholders.

10.08                 Amendments.  Any repeal or amendment of this ARTICLE X by the Board of Directors or the shareholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this ARTICLE X, will,  to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

10.09                 Certain Definitions.  For purposes of this ARTICLE X, (a) the Corporation shall be deemed to have requested a director or officer of the Corporation to serve as a representative of an employee benefit plan whenever the performance by such person of his or her duties to the Corporation also imposes duties on or otherwise involves services by such person to the plan or participants or beneficiaries of the plan, and (b) any action taken or omitted by a such a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is “not opposed to the best interests” of the Corporation for purposes of Section 8.001 of the TBOC.

10.10                 Contract Rights.  The rights provided to Covered Persons pursuant to this ARTICLE X shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

10.11                 Severability.  If any provision or provisions of this ARTICLE X shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this ARTICLE X shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this ARTICLE X (including, without limitation, each such portion of this ARTICLE X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

10.12                 Federal Deposit Insurance Act.  Notwithstanding any provision of this ARTICLE X to the contrary, all indemnification payments shall be consistent with the requirements of Section 18(k) of the Federal Deposit Insurance Act and the implementing regulations thereunder.

ARTICLE XI
Business Opportunities

11.01                 Other Business Ventures.  Any shareholder of the Corporation or any of its affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any subsidiary thereof, and the Corporation, any subsidiary of the Corporation, the directors of the Corporation, the directors of any subsidiary of the Corporation and the other shareholders shall have no rights in and to such ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Corporation or any subsidiary thereof, shall not be deemed wrongful or improper; provided, however, that in no event shall any shareholder or any of its affiliates use confidential information of the Corporation in connection with their engagement in or possession of an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any subsidiary thereof.

11.02                 Referral of Business Opportunities.  To the fullest extent permitted by applicable law or regulation, no shareholder (other than any shareholder that maybe employed by the Corporation), nor any of its affiliates, shall be obligated to refer or present any particular business opportunity to the Corporation or any subsidiary thereof even if such opportunity is of a character that, if referred or presented to the Corporation or any subsidiary thereof, could be taken by the Corporation or any subsidiary thereof, and any such shareholder or any of its affiliates shall have the right to take for its own account (individually or as a partner, shareholder, member, participant or fiduciary) or to recommend to others such particular opportunity; provided, however, that (i) if a particular opportunity is solely and expressly presented by a third party to a director or, to the actual knowledge of any director nominated by a shareholder, to the shareholder designating such director or an affiliate thereof, as an opportunity specifically for the Corporation or any of its subsidiaries, such opportunity shall be presented to the Board of Directors; and (ii) if both (x) the Corporation or any subsidiary thereof, and (y) any such director or, to the actual knowledge of any such director, the shareholder nominating such director or an affiliate thereof, pursue the same opportunity, such shareholder and any director designated by such shareholder shall (1) abstain from any vote or approval of the shareholders or Board of Directors related to such business opportunity and (2) be deemed to have voted their shares of common stock or Board of Director votes, as applicable, with respect to such matter in the same proportion as the votes of the other shareholders or directors, as applicable, in the aggregate on such matter.

ARTICLE XII
Amendments

The Board of Directors may amend or repeal these Bylaws, or adopt new Bylaws except to the extent (a) such power shall be reserved exclusively to the shareholders in whole or part by the Certificate of Formation or the TBOC or (b) the shareholders in amending, repealing or adopting a particular Bylaw shall have expressly provided in such Bylaw or in this ARTICLE XII that the Board of Directors may not amend or repeal that Bylaw. Unless the Certificate of Formation or a Bylaw adopted by the shareholders shall provide otherwise as to all or some portion of the Bylaws, the shareholders may amend, repeal, or adopt Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors. Notwithstanding anything herein to the contrary, Section 4.02(a) of these Bylaws may not be amended without the affirmative vote of a majority of the issued and outstanding shares of the Corporation.